Exhibit 99.1

         Heartland Partners, L.P.
         53 W. Jackson Blvd., Suite 1150
         Chicago, IL 60661
         312-575-0400




AT HEARTLAND PARTNERS, L.P.:                     AT THE INVESTOR RELATIONS CO.
Lawrence Adelson
Chief Executive Officer                          Brien Gately
(312) 834-0592                                   (847) 296-4200


FOR IMMEDIATE RELEASE


             HEARTLAND PARTNERS PRELIMINARY RESULTS FOR 4TH QUARTER

                       AND FY04; DELAY IN FILING FORM 10K


CHICAGO, APRIL 18, 2004--Heartland Partners, L.P. (AMEX: HTL) today reported preliminary unaudited results for the fiscal quarter and year ended December 31, 2004. The Company also announced that it expects a further delay in the filing of its 2004 annual report on Form 10-K with the Securities and Exchange Commission while it completes its financial statements.

Management noted the delay was necessary because of additional time needed to complete its financial statements. The company expects to file its 2004 annual report on Form 10-K by April 30.

The Company reported a net loss for the quarter ended December 31, 2004 of ($4,906,000) of which ($520,000) or ($0.25) per Class A unit is allocable to the Class A limited partners and a net loss of ($4,355,000) for the year. The full year net losses will be allocated entirely to the Class B Unit in accordance with the terms of the Company`s partnership agreement.

In comparison, operations for the quarter ended December 31, 2003, resulted in net loss of ($1,820,000) and there was a net loss of ($2,355,000) for the year. After allocations to the Class B Unit pursuant to the terms of the Company's partnership agreement, there was a net loss of ($0.85) per Class A Unit for the fourth quarter of 2003 and net loss of ($1.10) per Class A Unit for the full year.

The company noted that the primary difference in operating results for 2004 compared with 2003 was a significant decrease in property sales revenue that was only partially offset by lower operating expenses. Sales revenue in 2004 decreased by $28,645,000 to $4,035,000 in 2004 compared to $32,680,000 in 2003.
Operating results for 2004 also reflect a bad debt expense of $2,139,000 that primarily relates to an additional write down of notes and other amounts due from Heartland Technology Inc., an affiliate of the general partner of the Company.

Larry Adelson, Heartland's chief executive officer, said, "The Company is in the process of attempting to sell the remainder of its real estate assets and resolve its environmental and other liabilities. The Company faces challenges and uncertainties as to the outcome of pending litigation, the resolution of pending environmental claims and liabilities and continued operating losses. The Company's management has taken, and intends to take additional, steps, including reducing fixed overhead, to position the Company to deal with its current and expected financial condition. There is no guarantee, however, that any action taken by the Company's management will be successful."



ABOUT HEARTLAND

Heartland Partners, L.P. is a Chicago-based real estate limited partnership with properties in 9 states, primarily in the upper Midwest and northern United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. and is the successor to the Milwaukee Road Railroad, founded in 1847.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company, the Company or its management "believes," "expects," "intends," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. The forward-looking statements included in this release are made only as of the date of publication, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.


                                 -TABLES FOLLOW-










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
                            HEARTLAND PARTNERS, L.P.
                                FINANCIAL SUMMARY
                  (amounts in thousands, except per unit data)
                           (preliminary and unaudited)

                    Summary Condensed Consolidated Operations

                                                                                              Twelve Months
                                           Quarter Ended                                          Ended
                                            December 31,                                       December 31,
                                            ------------                                       ------------
                                   2004                     2003                     2004                      2003
                              ----------------         ----------------         ----------------          ----------------
Operating loss               $       (4,954)          $        (3,276)         $        (4,524)          $       (3,763)
Total other income                       48                     1,456                      169                    1,408
                                                       ----------------                                   ----------------
                              ----------------                                  ----------------
  Net loss                   $       (4,906)          $        (1,820)         $        (4,355)          $       (2,355)
                              ----------------         ----------------         ----------------          ----------------

Net loss  per
  Class A Unit (a)           $        (0.25)          $         (0.85)         $                         $        (1.10)
                              ----------------         ----------------         ----------------          ----------------


                  Summary Condensed Consolidated Balance Sheets

                               December 31,                                       December 31,
                                   2004                                              2003
                              ----------------                                  ----------------
Properties, net              $          6,416                                  $          7,730

Cash and other assets(b)                5,257                                             9,261
                              ----------------                                  ----------------

Total assets                           11,673                                            16,991

Total liabilities (c)                   6,537                                             7,500
                              ----------------                                  ----------------

Partners' capital            $          5,136                                  $          9,491
                              ----------------                                  ----------------

    a)  Net income (loss) per Class A Unit is computed by dividing net income
        (loss), allocated to the Class A limited partners, by 2,092,438 Class A limited partner units outstanding for the years ended December 31, 2004 and 2003. The losses for the fourth quarter and year ended December 31, 2004 were allocated entirely to the Class B limited partner per the terms of the partnership agreement.

    b) Cash and other assets reflect an allowance of $7.234 million and $5.133 million for amounts due from affiliate at December 31, 2004 and December 31, 2003, respectively.

    c) Total liabilities include an allowance for claims totaling $4.23 million and $3.97 million at December 31, 2004 and 2003, respectively.



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